EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the use of our report dated December 21, 2004 for the AAM Equity Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 84 to AmeriPrime Funds' Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Accountants" in the Statement of Additional Information of the Fund.


/s/ Cohen McCurdy

Cohen McCurdy, Ltd.
Westlake, Ohio

December 30, 2004